UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2013

LEXINGTON REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of principal executive offices)	(Zip Code)

(212) 692-7200

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

On January 11, 2013, Lexington Realty Trust (the “Trust”), Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II, L.P. (collectively, the “Operating Partnerships”) entered into Equity Distribution Agreements (“Equity Distribution Agreements”) with each of Jefferies & Company, Inc. and KeyBanc Capital Markets Inc. to sell the Trust’s common shares of beneficial interest classified as common stock, par value $0.0001 per share (the “Securities”), having an aggregate sale price of up to $100,000,000, from time to time through an “at the market” equity offering program, under which Jefferies & Company, Inc. and KeyBanc Capital Markets Inc. will act as sales agents (the “Sales Agents”).

Pursuant to the Equity Distribution Agreements, the Securities may be offered and sold through any of the Sales Agents in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made through a market maker other than an exchange, at prices related to the prevailing market prices or at negotiated prices. The Sales Agents are not required to sell any specific number or dollar amount of the Securities, but each Sales Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the sales agent and us. Each Sales Agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross sales price of the Securities sold through it as our sales agent. Under the terms of each of the Equity Distribution Agreements, the Trust also may sell Securities to each of the Sales Agents, as principal for its own account, at a price to be agreed upon at the time of sale. If the Trust sells Securities to any of the Sales Agents, as principal, the Trust will enter into a separate terms agreement with such Sales Agent and the Trust will describe the agreement in a separate prospectus supplement or pricing supplement.

The Distribution Agreements contain customary representations, warranties and covenants by us. They also provide for customary indemnification by each of the Trust, the Operating Partnerships and the Sales Agents for certain losses or damages arising out of or in connection with the sale of the Securities.

The Securities issued will be offered pursuant to the Trust’s effective shelf registration statement on Form S-3 (File No. 333-183645) filed with the Securities and Exchange Commission and effective as of August 30, 2012.  The Trust filed a prospectus supplement, dated January 11, 2013 with the Securities and Exchange Commission in connection with the offer and sale of the Securities.

Each Sales Agent has provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other services to the Trust and its affiliates for which services it has received, and may in the future receive, customary fees. In the course of its business, each Sales Agent may actively trade in the Trust’s securities for its own account or for the accounts of customers, and, accordingly, each Sales Agent may at any time hold long or short positions in such securities. Certain of the net proceeds from the sale of the Securities, not including the Sales Agent commissions, may be paid to one or more affiliates of KeyBanc Capital Markets Inc. in connection with the repayment of debt owed under the Trust’s secured credit facility.

Copies of the Equity Distribution Agreements are attached as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K, and are incorporated by reference herein. The foregoing descriptions of the Equity Distribution Agreements are qualified in their entirety by reference to the full text of the Equity Distribution Agreements.

Item 8.01.            Other Events.

On January 11, 2013, Venable LLP delivered its legality opinion with respect to the Securities, a copy of which is attached hereto as Exhibit 5.1 and incorporated herein by reference.

On January 11, 2013, the Trust issued a press release announcing that it had commenced an “at the market” equity offering program. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits

1.1	Equity Distribution Agreement, dated as of January 11, 2013, among the Trust and the Operating Partnerships, on the one hand, and Jefferies & Company, Inc., on the other hand.

1.2	Equity Distribution Agreement, dated as of January 11, 2013, among the Trust and the Operating Partnerships, on the one hand, and KeyBanc Capital Markets Inc., on the other hand.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Press Release issued January 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: January 14, 2013	By:	/s/ Patrick Carroll
Patrick Carroll Chief Financial Officer

Exhibit Index

1.1	Equity Distribution Agreement, dated as of January 11, 2013, among the Trust and the Operating Partnerships, on the one hand, and Jefferies & Company, Inc., on the other hand.

1.2	Equity Distribution Agreement, dated as of January 11, 2013, among the Trust and the Operating Partnerships, on the one hand, and KeyBanc Capital Markets Inc., on the other hand.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Press Release issued January 11, 2013.